Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, CFO
(630) 875-7283
TRADED:	Nasdaq		James M. Roolf
SYMBOL:	FMBI		Investor Relations
(630) 875-7463
FIRST MIDWEST REPORTS FOURTH QUARTER RESULTS: 4TH QUARTER UP 9.3% - FULL YEAR UP RECORD 14.1%
4TH QUARTER 2002 HIGHLIGHTS:
	*	EPS Increased 9.3% to $.47 vs. $.43 Last Year
	*	ROAA of 1.49% vs. 1.47% Last Year
	*	Continued Sound Asset Quality
	*	Record Efficiency Ratio of 47.2%
	*	Quarterly Cash Dividend Increased 11.8%

ITASCA, IL, JANUARY 22, 2003 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today reported net income for fourth quarter ended December 31, 2002 increased to $22.5 million, or $.47 per diluted share, as compared to 2001's like quarter of $21.3 million, or $.43 per diluted share, representing an increase of 9.3% on a per diluted share basis. Performance for fourth quarter 2002 resulted in an annualized return on average assets of 1.49% as compared to 1.47% for fourth quarter 2001 and an annualized return on average equity of 17.9% as compared to 18.2% for fourth quarter 2002. The quarter's earnings of $.47 per diluted share was consistent with both First Midwest's guidance and First Call's consensus earnings estimate.

For 2002, net income increased to a record $90.2 million, or $1.86 per diluted share, as compared to 2001's $82.1 million, or $1.63 per diluted share, representing an increase of 14.1% on a per diluted share basis. Performance for 2002 resulted in an annualized return on average assets of 1.53% as compared to 1.43% for 2001 and an annualized return on average equity of 18.8% as compared to 2001's 17.9%.

Net Interest Margin

Net interest income was $52.8 million for fourth quarter 2002 as compared to $53.8 million for 2001's fourth quarter or a decrease of 2.0%. Net interest margin for fourth quarter 2002 was 4.10%, down from 4.33% for fourth quarter 2001 and 4.26% for third quarter 2002. Consistent with First Midwest's expectations, the margin contraction from third quarter 2002 resulted primarily from lower earning asset rates due to the continued low interest rate environment, management's steps taken during the year to insulate net interest income against the potential for rising interest rates, and the impact of refinance related prepayments on mortgage-backed securities. This was partially offset by the Federal Reserve lowering the federal funds rate by 50 basis points on November 6, 2002, which positively impacted margin as interest bearing liabilities were able to be repriced more quickly than interest bearing assets. The expectation of continued low interest rates is likely to maintain pressure on interest margins going forward in 2003.

Loan Growth and Funding

Total loans at December 31, 2002 were 1% higher than December 31, 2001 with all loan categories experiencing growth except for 1-4 family real estate and indirect lending. On a linked-quarter basis, total loans remained stable as growth in commercial real estate and construction lending offset decreases in 1-4 family real estate, direct consumer and indirect lending. Mindful of the uncertain economy, First Midwest has remained steadfast in its focus on both sound underwriting and profitable pricing.

Total average deposits for fourth quarter 2002 were essentially unchanged from the prior year's like quarter and were down 1.3% on a linked-quarter basis. Reflective of customer liquidity preferences and targeted sales promotions, average balances maintained in demand, savings and Now accounts were relatively stable on a linked-quarter basis while growing $266 million, or 15.5%, from the prior year's like quarter. As compared to fourth quarter 2001, money market and time deposits decreased by $68 million and $175 million, respectively, as pricing strategies encouraged customers desiring shorter-term maturities to transfer balances to the targeted transactional accounts (demand, savings and Now) just described.

Noninterest Income and Expense

Excluding net securities gains, total noninterest income for fourth quarter 2002 decreased by 1.4% from 2001's like quarter while full year 2002 decreased by 2.3% from 2001. On a linked-quarter basis, noninterest income increased by 1.6% evidencing continued improvement in service charges on deposit accounts and stabilizing trust income while offsetting lower income from corporate owned life insurance.

Total noninterest expenses for fourth quarter 2002 decreased 2.6% from 2001's fourth quarter while such expenses for full year 2002 increased 1.9% over 2001. The elimination of goodwill amortization expense (resulting from the implementation of Financial Accounting Standard No. 142 effective January 1, 2002) reduced noninterest expense for fourth quarter 2002 and full year 2002 by $.5 million and $2.2 million, respectively. Factoring out the elimination of goodwill amortization expense, total noninterest expense for fourth quarter 2002 decreased by 1.2% from 2001's like period while such expenses for full year 2002 increased 3.4% over 2001.

The combination of top line revenue performance and continued cost control resulted in record efficiency ratios for both fourth quarter 2002 and full year 2002 of 47.2% and 48.2%, respectively, continuing the strong performance of this key ratio.

Credit Quality

By most credit measures, the level of overall credit quality as of year-end 2002 equaled or exceeded that of the last five years despite the continuing economic slowdown and the well-publicized credit problems within the industry. Nonperforming loans at December 31, 2002 represented .37% of loans, improved from .50% at year-end 2001 and stood at the lowest year-end level in the last five years. Further, nonperforming assets totaled $18 million at December 31, 2002 as compared to $20 million at year end 2001 and also represented the lowest such year-end level in the last five years. Additionally, loans past due 90 days and still accruing totaled $3.3 million at December 31, 2002 as compared to $5.8 million at year-end 2001, representing the lowest quarter-end level in the last eight years.

Net charge-offs for fourth quarter and full year 2002 were .49% and .45% of average loans, respectively, as compared to.73% and .49% for fourth quarter and full year 2001, respectively. Provisions for loan losses for both fourth quarter and year 2002 fully covered net charge-offs resulting in the ratio of the reserve for loan losses to total loans at December 31, 2002 being maintained at 1.41% and approximating the level of the last nine quarters. Importantly, the reserve for loan losses at December 31, 2002 represented 383% of nonperforming loans as compared to 283% at year-end 2001, again, representing the highest year-end level in the last five years.

First Midwest continues to have virtually no credit exposure to such high profile sectors as energy, cable, telecommunication and airlines nor participation in shared national credits or syndicated loans.

Capital Management

First Midwest continued to repurchase its common stock during fourth quarter 2002 with approximately 417,000 shares being repurchased at an average price of approximately $27.43 per share. For the year 2002 approximately 1,866,000 shares were repurchased at an average price of $27.93 per share. As with all such share repurchases to date, the repurchases of 2002 were effected utilizing cash on hand. As of December 31, 2002, approximately 2.4 million shares remained under First Midwest's existing repurchase authorization.

As of December 31, 2002 First Midwest's Total Risk Based Capital and Tier 1 Risk Based Capital ratios were 11.03% and 9.93%, respectively, exceeding the minimum "well capitalized" levels for regulatory purposes of 10% and 6%, respectively. First Midwest's Tier 1 Leverage Ratio as of such date was 7.32% again exceeding the regulatory minimum range of 3% - 5% required to be considered a "well capitalized" institution. As of December 31, 2002, First Midwest had capital of approximately $45.1 million greater than the most restrictive regulatory minimum capital level required to be considered a "well capitalized" institution.

Dividend Increase

On November 20, 2002, First Midwest increased the quarterly cash dividend from $.17 to $.19 per share, an increase of 11.8%. This action represented the eleventh dividend increase of the last ten years and the 81st consecutive quarterly dividend distribution since First Midwest's formation in 1983. Based on the December 31, 2002 closing price of $26.71 per share, the current dividend rate represents an annual yield of 2.85%.

Outlook for 2003

First Midwest expects that the year 2003 will prove to be challenging given the low absolute level of interest rates, uncertain economic and market conditions and investor concerns regarding the pace and timing of economic recovery. Nonetheless, First Midwest is guardedly optimistic about its 2003 prospects and is comfortable with the mid to high single digit growth in earnings per diluted share implicit in the current 2003 analyst consensus estimate. This guidance is based upon First Midwest's current assessment of general economic and market conditions and is qualified by existent uncertainties, consequences and unfolding events as well as unknown factors that could negatively affect performance.

About the Company

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

Safe Harbor Statement

Statements made in this Press Release which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of First Midwest, including, without limitation, (i) loan and deposit growth, net interest income and margin, wholesale funding sources, provision and reserve for loan losses, nonperforming loan levels and net charge-offs, noninterest income and expenses, diluted earnings per share growth rates for 2002, and dividends to shareholders, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "can", "will", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond First Midwest's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in First Midwest's reports on file with the Securities and Exchange Commission: general economic or industry conditions, nationally and/or in the communities in which First Midwest conducts business, changes in the interest rate environment, conditions of the securities markets, prepayment speeds, deposit flows, cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of First Midwest's loan and investment portfolios, legislation or regulatory requirements, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting First Midwest's operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated January 22, 2003

Operating Highlights	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,
(Amounts in thousands except per share data)	2002		2001		2002		2001

Net income	$22,466		$21,274		$90,150		$82,138
Diluted earnings per share	$0.47		$0.43		$1.86		$1.63
Return on average equity	17.92%		18.24%		18.82%		17.89%
Return on average assets	1.49%		1.47%		1.53%		1.43%
Net interest margin	4.10%		4.33%		4.28%		4.10%
Efficiency ratio	47.24%		48.08%		48.20%		49.65%

Balance Sheet Highlights
Unaudited
(Amounts in thousands except per share data)					Dec. 31, 2002		Dec. 31, 2001
Total assets					$5,980,533		$5,667,919
Total loans					3,406,846		3,372,306
Total deposits					4,172,954		4,193,921
Stockholder's equity					491,953		447,267
Book value per share					$10.42		$9.18
Period end shares outstanding					47,206		48,725

Stock Performance Data	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,
	2002		2001		2002		2001
Market Price:
Quarter End	$26.71		$29.19		$26.71		$29.19
High	$28.79		$29.81		$32.16		$29.81
Low	$23.80		$24.54		$23.34		$20.65

Period end price to book value	2.6	x	3.2	x	2.6	x	3.2	x
Period end price to:
2002 earnings	14.4	x	N/A		14.4	x	N/A
Consensus estimated 2003 earnings	13.2	x	N/A		13.2	x	N/A
Dividends declared per share	$0.19		$0.17		$0.70		$0.65

First Midwest Bancorp, Inc.	Press Release Dated January 22, 2003

Condensed Consolidated Statements of Condition
	December 31,
(Amounts in thousands)	2002	2001
	Unaudited (1)	Audited
Assets
Cash and due from banks	$195,153	$155,822
Funds sold and other short-term investments	30,266	19,574
Securities available for sale	1,986,186	1,771,607
Securities held to maturity, at amortized cost	105,413	89,227
Loans	3,406,846	3,372,306
Reserve for loan losses	(47,929)	(47,745)
Net loans	3,358,917	3,324,561
Premises, furniture and equipment	81,627	77,172
Investment in corporate owned life insurance	141,362	135,280
Accrued interest receivable and other assets	81,609	94,676
Total assets	$5,980,533	$5,667,919
Liabilities and Stockholders' Equity
Deposits	$4,172,954	$4,193,921
Borrowed funds	1,237,408	971,851
Accrued interest payable and other liabilities	78,218	54,880
Total liabilities	5,488,580	5,220,652
Common stock	569	569
Additional paid-in capital	71,020	74,961
Retained earnings	594,192	537,600
Accumulated other comprehensive income	39,365	5,265
Treasury stock, at cost	(213,193)	(171,128)
Total stockholders' equity	491,953	447,267
Total liabilities and stockholders' equity	$5,980,533	$5,667,919

(1) While unaudited, the 2002 Condensed Consolidated Statement of Condition has been prepared in accordance with accounting principles generally accepted in the United States and is derived from the 2002 financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.	Press Release Dated January 22, 2003

Condensed Consolidated Statements of Income	Quarters Ended		Years Ended
	December 31,		December 31,
(Amounts in thousands except per share data)	2002	2001	2002	2001
	Unaudited (1)	Unaudited (1)	Unaudited (2)	Audited
Interest Income
Loans	$53,528	$61,407	$223,393	$265,191
Securities	24,427	26,388	105,454	119,009
Other	266	269	817	1,018
Total interest income	78,221	88,064	329,664	385,218
Interest Expense
Deposits	17,685	26,384	81,616	134,497
Borrowed funds	7,783	7,832	29,294	46,341
Total interest expense	25,468	34,216	110,910	180,838
Net interest income	52,753	53,848	218,754	204,380
Provision for Loan Losses	4,235	6,313	15,410	19,084
Net interest income after provision for loan losses	48,518	47,535	203,344	185,296
Noninterest Income
Service charges on deposit accounts	6,948	6,505	25,362	24,148
Trust and investment management fees	2,507	2,535	10,309	10,445
Other service charges, commissions, and fees	4,767	4,652	18,019	18,471
Corporate owned life insurance income	1,460	1,968	6,728	8,190
Securities gains, net	427	33	460	790
Other	1,469	1,740	6,113	6,822
Total noninterest income	17,578	17,433	66,991	68,866
Noninterest Expense
Salaries and employee benefits	19,833	19,726	80,626	76,780
Occupancy expenses	3,503	2,961	14,298	14,353
Equipment expenses	1,959	1,929	7,769	7,644
Technology and related costs	2,331	2,493	9,796	10,186
Other	8,070	9,551	35,563	36,393
Total noninterest expense	35,696	36,660	148,052	145,356
Income before taxes	30,400	28,308	122,283	108,806
Income tax expense	7,934	7,034	32,133	26,668
Net Income	$22,466	$21,274	$90,150	$82,138
Diluted Earnings Per Share	$0.47	$0.43	$1.86	$1.63
Dividends Declared Per Share	$0.19	$0.17	$0.70	$0.65
Weighted Average Diluted Shares Outstanding	47,714	49,233	48,415	50,401

  (1) While unaudited, the Condensed Consolidated Statements of Income for the quarters ended December 31, 2002 and 2001 have been prepared in accordance with accounting principles generally accepted in the United States and are derived from quarterly financial statements.

(2) While unaudited, the Condensed Consolidated Statement of Income for the year ended December 31, 2002 has been prepared in accordance with accounting principles generally accepted in the United States and is derived from the 2002 financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.		Press Release Dated January 22, 2003

Selected Quarterly Data
Unaudited	Years Ended			Quarters Ended
(Amounts in thousands except per share data)	2002	2001	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
Net interest income	$218,754	$204,380	$52,753	$55,458	$56,296	$54,247	$53,848
Provision for loan losses	15,410	19,084	4,235	3,020	3,100	5,055	6,313
Noninterest income	66,991	68,866	17,578	16,889	16,382	16,142	17,433
Noninterest expense	148,052	145,356	35,696	38,106	38,614	35,636	36,660
Net income	90,150	82,138	22,466	22,679	22,934	22,071	21,274
Diluted earnings per share	$1.86	$1.63	$0.47	$0.47	$0.47	$0.45	$0.43
Return on average equity	18.82%	17.89%	17.92%	18.46%	19.60%	19.39%	18.24%
Return on average assets	1.53%	1.43%	1.49%	1.50%	1.57%	1.55%	1.47%
Net interest margin	4.28%	4.10%	4.10%	4.26%	4.43%	4.32%	4.33%
Efficiency ratio	48.20%	49.65%	47.24%	49.08%	49.15%	47.26%	48.08%

Period end shares outstanding	47,206	48,725	47,206	47,616	48,165	48,534	48,725
Book value per share	$10.42	$9.18	$10.42	$10.44	$9.91	$9.21	$9.18
Dividends declared per share	$0.70	$0.65	$0.19	$0.17	$0.17	$0.17	$0.17

Asset Quality
Unaudited	Years Ended		Quarters Ended
(Amounts in thousands)	2002	2001	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
Nonperforming loans	$12,525	$16,847	$12,525	$9,988	$11,879	$15,277	$16,847
Foreclosed real estate	5,496	3,630	5,496	2,972	4,582	4,289	3,630
Loans past due 90 days and still accruing	3,307	5,783	3,307	9,820	3,564	4,739	5,783
Nonperforming loans to loans	0.37%	0.50%	0.37%	0.29%	0.35%	0.45%	0.50%
Nonperforming assets to loans plus foreclosed real estate	0.53%	0.61%	0.53%	0.38%	0.48%	0.58%	0.61%
Reserve for loan losses to loans	1.41%	1.42%	1.41%	1.41%	1.41%	1.42%	1.42%
Reserve for loan losses to nonperforming loans	383%	283%	383%	480%	403%	313%	283%
Provision for loan losses	$15,410	$19,084	$4,235	$3,020	$3,100	$5,055	$6,313
Net loan charge-offs	15,226	16,432	4,225	2,919	3,056	5,026	6,313
Net loan charge-offs to average loans	0.45%	0.49%	0.49%	0.34%	0.36%	0.61%	0.73%